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                                                                    exhibit h(2)

            FORM OF ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

      THIS AGREEMENT is made as of ________, 2005 by and between PFPC Inc., a Massachusetts corporation ("PFPC"), and CRM MUTUAL FUND TRUST, a Delaware statutory trust (the "Fund").

                              W I T N E S S E T H :

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC to provide administration and accounting services to its investment Series listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Series"), and PFPC wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.    DEFINITIONS. AS USED IN THIS AGREEMENT:

      (a)   "1933 Act" means the Securities Act of 1933, as amended.

      (b)   "1934 Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties

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      hereto.

      (d)   "CEA" means the Commodities Exchange Act, as amended.

      (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

      (f)   "SEC" means the Securities and Exchange Commission.

      (g) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

      (h) "Shares" means the shares of beneficial interest of any series or class of the Fund.

      (i) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration and accounting services to each of the Series, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.    COMPLIANCE WITH RULES AND REGULATIONS.

      PFPC undertakes to comply with all applicable requirements of the Securities Laws, and

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      any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or other entity.

4.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

      (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

      (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon

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            such Oral Instructions. If the Written Instructions differ from the
            Oral Instructions, any actions that PFPC takes or omits based on the Oral Instructions before PFPC has a reasonable opportunity to act on the Written Instructions shall be valid and enforceable.

5.    RIGHT TO RECEIVE ADVICE.

      (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

      (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC.

      (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. PFPC shall provide the Fund with prior written notice of its intention to follow advice of counsel that is materially inconsistent with Oral or Written Instructions. PFPC shall further provide the Fund with a copy of such advice of counsel.

      (d) Protection of PFPC. PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or

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            Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes, acting reasonably, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.    RECORDS; VISITS.

      (a) The books and records pertaining to the Fund and the Series which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

      (b)   PFPC shall keep the following records:

            (i) all books and records with respect to each Series' books of account;

            (ii)  records of each Series' securities transactions; and

            (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

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7.    CONFIDENTIALITY. Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is first obtained, and was previously obtained through an unrelated source and not subject to a duty of confidentiality; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena,

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      governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (e) is relevant to the defense of any claim or cause of action asserted against the receiving party; (f) release of such information by PFPC is necessary in connection with the provision of services under this Agreement; or (g) has been or is independently developed or obtained by the receiving party.

8. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Series. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

9. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all of its proprietary data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take

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      reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.   COMPENSATION.

      (a) As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Series, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

      (b) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Board of Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12. INDEMNIFICATION. (a) The Fund, on behalf of each Series, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities

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      (including, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to the Fund. Notwithstanding the foregoing, neither PFPC, nor any of its affiliates, nor any of their officers, directors, agents, or employees, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement or any material breach by PFPC of this Agreement or any other agreement between PFPC and the Fund. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Series' assets and not against the assets of any other investment series of the Fund. The provisions of this Section 12 shall survive termination of this Agreement.

      (b) PFPC agrees to defend, indemnify and hold the Fund and its officers, directors and employees harmless from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising under the Securities Laws and any state and foreign securities and blue sky laws) caused by the negligence, bad faith or willful misfeasance of PFPC in the performance of its duties hereunder. Notwithstanding the foregoing, the Fund shall not be indemnified against any liability (or any expenses incident to such liability) caused by the Fund's or the Fund's other service providers' misfeasance, bad faith or negligence or any material

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      breach by the Fund of this Agreement or any other agreement between PFPC and the Fund.

(c)   LEGAL ACTION AGAINST INDEMNIFICATION PARTY.

      (i)   Notice of the Action

      A party that seeks indemnification under Section 12 must promptly give the other party notice of any legal action. But a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

      (ii)  Participating in or Assuming the Defense

      The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

            (1) must select an attorney that is satisfactory to the other party;

            (2) is not liable to the pother party for any later attorney's fees or for any other later expenses that the other party incurs, except for reasonable investigation costs;

            (3) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

            (4) is not liable for any compromise or settlement made without its consent.

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      (iii) Failing to Assume the Defense

            If the indemnifying party fails to participate in or assume the defense within 15 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

(d) The provisions of this Section 12 shall survive termination of this Agreement.

13.   RESPONSIBILITY OF PFPC.

      (a) PFPC shall be under no duty to take any action hereunder on behalf of the Fund or any Series except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties or any material breach by PFPC of this Agreement.

      (b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics;

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            labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

      (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

      (e) Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover any such error or omission.

      (f) The provisions of this Section 13 shall survive termination of this Agreement.

14.   DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

      PFPC will perform the following accounting services with respect to each
      Series:

            (i) Journalize investment, capital share and income and expense activities;

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            (ii)  Verify investment buy/sell trade tickets when received from the investment adviser for a Series (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

            (iii) Maintain individual ledgers for investment securities;

            (iv)  Maintain historical tax lots for each security;

            (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

            (vi) Update the cash availability throughout the day as required by the Adviser;

            (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

            (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

            (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

            (x) Control all disbursements and authorize such disbursements upon Written Instructions;

            (xi)  Calculate capital gains and losses;

            (xii) Determine the net income of each Series;

            (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, at the Fund's expense and in either case calculate the market value of each Series' Investments;

            (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

            (xv)  Compute the net asset value of each Series share class;

            (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

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            (xvii) Prepare a monthly financial statement, which will include the following items:

                                       Schedule of Investments
                                       Statement of Assets and Liabilities
                                       Statement of Operations
                                       Statement of Changes in Net Assets
                                       Cash Statement
                                       Schedule of Capital Gains and Losses.

15.   DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

      PFPC will perform the following administration services with respect to each Series:

      (i)   Prepare quarterly broker security transactions summaries;

      (ii)  Prepare monthly security transaction listings;

      (iii) Supply various normal and customary Series and Fund statistical data as requested on an ongoing basis;

      (iv) Prepare for execution and file the Fund's Federal and state tax returns;

      (v) Prepare and file the Fund's Semi Annual Reports with the SEC on Form N-SAR and Notices pursuant to Rule 24f-2;

      (vi) Monitor each Series' status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

      (vii) Prepare the Fund's annual and semi-annual shareholder reports (including Form N-CSR) and Form N-Q, and coordinate with the Fund's financial printer the filing of Forms N-CSR and N-Q with the SEC;

      (viii) Monitor sales of the Fund's shares and assure that the Fund has properly registered such shares with the applicable state authorities;

      (ix) Prepare and monitor an expense budget for each Series, including accruals for each category of expenses;

      (x) Determine the amount of dividends and other distributions payable to shareholders as necessary to maintain the qualification as a regulated investment company of each Series of the Fund under the Code;

      (xi) Prepare and coordinate with the Fund's counsel the annual Post-Effective Amendment to the Fund's registration statement (other than adding a new series or class), and coordinate with the Fund's financial printer to make such filing with

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            the SEC;

      (xii) Assist administratively in obtaining the fidelity bond and directors' and officers'/ errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's Board of Trustees;

      (xiii) Coordinate the filing of the Fund's fidelity bond with the SEC;

      (xiv) Prepare notices, agendas, and resolutions for quarterly Board meetings and draft actions by written consent of the Board;

      (xv) Coordinate the preparation, assembly and mailing of quarterly Board materials;

      (xvi) Attend quarterly Board meetings, make presentations at such meetings as appropriate, and draft minutes of such meetings;

      (xvii) Maintain a calendar for the Fund that shall list various SEC filing and Board approval deadlines;

      (xviii) Maintain the Fund's contract files;

      (xix) Provide compliance policies and procedures related to services provided by PFPC and, if mutually agreed, certain PFPC affiliates, summary procedures thereof and an annual certification letter; and

      (xx) Provide a sub-certification to the Fund's chief executive officer and chief financial officer in support of certain matters related to the work product prepared by PFPC and set forth in the Fund's Form N-CSR and Form N-Q filings.

      All regulatory services are subject to the review and approval of Fund counsel.

16.   DURATION AND TERMINATION.

      (a) This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of one (1) year (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement will automatically renew for successive terms of two (2) years (the "Renewal Terms"). Either party may terminate this Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other party of its intent

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            not to renew. Notice of termination must be received not less than thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

      (b) In the event of termination, all expenses associated with movement of records and materials and conversion thereof to a successor service provider will be borne by the Fund. This Section 16(b) shall survive termination of this Agreement.

      (c) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

17. NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the Fund, at 520 Madison Avenue, 32 Floor, New York, NY 10022 , Attention: Carlos Leal; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it

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      has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. PFPC DATA REPOSITORY AND ANALYTICS SUITE SERVICES. PFPC shall provide to the Fund the data repository and analytics suite services as set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time, subject to the terms of this Agreement and the terms set forth in such Exhibit B. Persons who are the Fund "Authorized Users" to access data repository and analytics suite are set forth on Exhibit C attached hereto and made a part hereof, as such Exhibit C may be amended from time to time.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. ASSIGNMENT. PFPC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.   MISCELLANEOUS.

      (a) The Fund will notify PFPC of any changes to its registration statement or policies that would likely affect the obligations or responsibilities of PFPC hereunder.

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            Notwithstanding anything in this Agreement to the contrary, the Fund agrees that PFPC shall not be bound by any changes to the Fund's registration statement or changes in policies which, in either case, would affect materially the obligations or responsibilities of PFPC hereunder unless PFPC shall have accepted such modifications or changes, which acceptance shall not be unreasonably withheld or delayed. PFPC will reasonably cooperate with the Fund in good faith to address any such modifications or changes that increase PFPC's work burden or that pose operational difficulties.

      (b) Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

      (c) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of

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            PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

      (d) The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

      (e) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (f) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (g) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      (h) The Fund and PFPC agree that the obligations of the Fund under the Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund (or applicable series thereof), as provided in the Declaration of Trust.

      (i) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By: _______________________

                                    Title: ______________________

                                    CRM MUTUAL FUND TRUST

                                    By: Ronald H. McGlynn
                                    Title: CEO

                                    EXHIBIT A

      THIS EXHIBIT A, dated as of _________, 2005 is Exhibit A to that certain Administration and Accounting Services Agreement dated as of ________, 2005 between PFPC Inc. and CRM Mutual Fund Trust.

                                     SERIES

                                 Small Cap Value
             (Investor Class and Institutional Class share classes)

                                  Mid Cap Value
             (Investor Class and Institutional Class share classes)

                                 Large Cap Value
             (Investor Class and Institutional Class share classes)

                               Small/Mid Cap Value
             (Investor Class and Institutional Class share classes)

                                    EXHIBIT B

                       DATA REPOSITORY AND ANALYTICS SUITE

1. PFPC SERVICES. PFPC will:

      (a) Provide Internet access to PFPC's data repository and analytics suite at www.pfpcdatapath.com or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to the Fund or its service providers via other electronic or manual methods. Types of information to be provided on the Site include:
            (i) data relating to portfolio securities (other than Compliance Reporting Services, as defined below), (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services"). Types of information to be provided on the Site also include: [data relating to portfolio securities relative to certain provisions of the Internal Revenue Code, securities laws or the Fund's offering documents] (collectively, the "Compliance Reporting Services") (the Accounting Services and the Compliance Reporting Services are together referred to in Exhibits B and C as the "Services"). The parties hereby agree that the Compliance Reporting Services are back-end reports only and that PFPC (i) makes no representation or warranty about the accuracy of the Compliance Reporting Services, or how complete such information is, at any time and (ii) shall have no liability whatsoever with respect to the accuracy or inaccuracy or complete or incomplete nature of the Compliance Reporting Services or reliance thereon by any party absent willful misfeasance, bad faith or negligence on the part of PFPC;

      (b) Supply each of the Authorized Users specified on Exhibit C as permissible users of the Data Repository and Analytics Suite (the "Users") with a logon ID and Password;

      (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources (in addition to any fees otherwise agreed in writing between the Fund and PFPC). In addition, costs for developing custom reports or enhancements are not included in any fees otherwise agreed in writing between the Fund and PFPC and will be billed separately to the Fund;

      (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

      (e) Monitor the telephone lines involved in providing the Services and inform the Fund promptly of any malfunctions or service interruptions.

2. DUTIES OF THE FUND AND THE USERS. The Fund and the Users (to the extent applicable) will:

   (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

   (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if the Fund or a User has reason to believe that a logon ID or password is or was being used by an unauthorized person.

3. STANDARD OF CARE; LIMITATIONS OF LIABILITY

   (a) Nothing in this Section 3 shall in any way serve to limit any limitation of liability provision otherwise applicable to PFPC under the Agreement. In the event of a conflict between the specific terms of this Exhibit B and the balance of the Agreement, this Exhibit B shall control as to the Services.

   (b) The Fund acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by PFPC or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes willful misfeasance, bad faith or negligence on the part of PFPC.

   (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit B or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring directly or indirectly by reason of circumstances beyond PFPC's reasonable control, including without limitation the items referenced in Section 13(b)(i) of the Agreement and including without limitation, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices occurring directly or indirectly by reason of circumstances beyond PFPC's reasonable control or by reason of laws or regulations imposed after the date of this Exhibit B.

4.     DURATION, TERMINATION AND CHANGES TO TERMS.

  (a) PFPC shall have the right at any time to provide notice of changes to the terms and fees described in this Agreement. Such changes will become effective and bind the parties hereto after sixty (60) days from the date PFPC notifies the Fund of such changes, unless the Fund terminates this Agreement pursuant hereto or the parties agree otherwise at such time.

  (b) Either party may terminate this Exhibit upon sixty (60) days' prior written notice to the other. Any outstanding fees must be paid before this Agreement terminates, unless PFPC waives such requirement.

5. MISCELLANEOUS. In the event of a conflict between specific terms of this Exhibit and the balance of the Agreement, this Exhibit shall control as to the Services.

                                    EXHIBIT C

              Data Repository and Analytics Suite Authorized Users

The following individuals shall be Fund Authorized Users to access PFPC's data repository and analytics suite:

      NAME                                      COMPANY OR FIRM               SIGNATURE
---------------                           -----------------------------       ---------
Elizabeth Coley                           Cramer Rosenthal McGlynn, LLC

Camille Parisi                            Cramer Rosenthal McGlynn, LLC

Carlos Leal                               Cramer Rosenthal McGlynn, LLC

Addison West                              Cramer Rosenthal McGlynn, LLC

Ed Azimi                                  Cramer Rosenthal McGlynn, LLC